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                                                                    Exhibit 10.2

         THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         THIS NOTE AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THIS NOTE THAT PROHIBITS SALE OR TRANSFER OF THIS NOTE OR THE SECURITIES REPRESENTED HEREBY FOR A PERIOD OF TWO YEARS FROM THE ISSUE DATE OF THIS NOTE. THIS AGREEMENT IS BINDING UPON TRANSFEREES. A COPY OF THIS AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY.


                                 THE 3DO COMPANY

                           CONVERTIBLE PROMISSORY NOTE


$2,000,000.00                                                    August 16, 2000
                                                        Redwood City, California


         FOR VALUE RECEIVED The 3DO Company, a Delaware corporation ("COMPANY"), promises to pay to William M. Hawkins, III ("HOLDER"), or its registered assigns, the principal sum of Two Million Dollars ($2,000,000.00), or such lesser amount as shall equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below, shall be due and payable on the earlier to occur of (i) August 16, 2003, or (ii) when declared due and payable by Holder upon the occurrence of an Event of Default (as defined below). This Note is issued pursuant to the Convertible Note and Warrant Purchase Agreement of even date herewith, as amended, modified or supplemented (the "PURCHASE AGREEMENT") between Company and Holder. The holder of this Note is subject to certain restrictions set forth in the Purchase Agreement and shall be entitled to certain rights and privileges set forth in the Purchase Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

         The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

         1. INTEREST. Commencing on August 16, 2000 and on each August 16 thereafter until all outstanding principal and interest on this Note shall have been paid in full, Company shall pay interest at the rate of ten and one quarter percent (10.25%) per annum on the principal of this Note
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outstanding during the period beginning on the date of issuance of this Note and ending on the date that the principal amount of this Note becomes due and payable.

         2. CONVERSION.

         (a) HART-SCOTT-RODINO CLEARANCE. Under Section 2 of the Purchase Agreement, Company and Holder have agreed to file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") all requisite documents and notifications in order to provide for the conversion of this Note into shares of Company's Common Stock. Upon the earlier of one business day after (i) the date all required clearances or pre-termination notices under the HSR Act have been received from the FTC and the DOJ (or all applicable waiting periods have expired) or (ii) the date Holder and Company are no longer required by law to make filings under the HSR to convert this Note into capital stock, the entire principal amount of this Note together with all accrued interest shall automatically convert into fully-paid and non-assessable shares of Company's Common Stock. The number of shares of Common Stock to be issued upon conversion shall be equal to the quotient obtained by dividing (i) the entire outstanding principal amount of this Note at the date of conversion by (ii) $6.9375 (as adjusted for any future stock splits, stock dividends, recapitalizations or the like after August 16, 2000), provided that no fractional shares shall be issued. In the event that the required clearances from the FTC and the DOJ are not obtained, this Note shall not be convertible into Common Stock.

         (b) MECHANICS AND EFFECT OF CONVERSION. No fractional shares of Company's capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which Holder would otherwise be entitled, Company will pay to Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this Section 2, Holder shall surrender this Note, duly endorsed, at the principal offices of Company or any transfer agent of Company. At its expense, Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described herein. Upon conversion of this Note, Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

         3. PREPAYMENT. This Note may be prepaid in whole or in part at any time by Company without the prior written consent of Holder. Any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

         4. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" under this Note:

            (a) FAILURE TO PAY. Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest or other payment required under the terms of this Note on the date due and such payment shall not have been made within fifteen (15) days of Company's receipt of Holder's written notice to Company of such failure to pay; or

            (b) VOLUNTARY BANKRUPTCY OR INSOLVENCY PROCEEDINGS. Company shall
(i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing;

            (c) INVOLUNTARY BANKRUPTCY OR INSOLVENCY PROCEEDINGS. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

         5. RIGHTS OF HOLDER UPON DEFAULT. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Holder may declare all outstanding obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

         6. LEGENDS. As promptly as practicable after conversion of this Note, Company shall issue and deliver to Holder a certificate for the number of full shares of Common Stock issuable upon such conversion. Company will place on each certificate the following legends:

                     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS ("BLUE SKY LAWS"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT OR AS REQUIRED BY BLUE SKY LAWS IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT OR BLUE SKY LAWS.

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE
            SUBJECT TO A LOCK-UP AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL SHAREHOLDER THAT PROHIBITS SALE OR TRANSFER OF SUCH SHARES FOR A PERIOD OF UP TO TWO YEARS FOLLOWING THE DATE ON WHICH THE NOTE, PURSUANT TO WHICH THESE SHARES WERE CONVERTED, WAS ISSUED. THIS AGREEMENT IS BINDING UPON TRANSFEREES. A COPY OF THE AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY.

         7. SUBORDINATION. The indebtedness evidenced by this Note is hereby expressly subordinated in right of payment to any present and future indebtedness of Company to banks, equipment lessors and other financial institutions.

         8. SUCCESSORS AND ASSIGNS. Holder may not sell, transfer or otherwise dispose of the Securities except in accordance with the restrictions set out in the Purchase Agreement. The rights and obligations of Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

         9. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Note shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company prior to the exercise of the Holder's rights to purchase shares of Common Stock as provided for herein. No dividends shall be payable or accrued in respect of this Note or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, the conversion rights of this Note shall have been exercised.

         10. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of Company and Holder.

         11. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt if personally delivered, (ii) three (3) days after being mailed by registered or certified mail, postage prepaid, or (iii) one day after being sent by recognized overnight courier or by facsimile, if to Holder, at c/o Company at 600 Galveston Drive, Redwood City, California 94063, or at such other address or number as Holder shall have furnished to Company in writing, or if to Company, at 600 Galveston Drive, Redwood City, California 94063 or at such other address or number as Company shall have furnished to Holder in writing.

         12. PAYMENT. Payment shall be made in lawful tender of the United
States.

         13. GOVERNING LAW. The descriptive headings of the several sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in

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accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

         IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.



                                              THE 3DO COMPANY
                                              a Delaware corporation


                                              By:
                                                 -------------------------------

                                              Title:
                                                    ----------------------------


                                              WILLIAM M. HAWKINS, III


                                              By:
                                                 -------------------------------

                                              Title:
                                                    ----------------------------



                                      -6-